UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2004

GRANITE CONSTRUCTION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12911 (Commission File Number)	77-0239383 (IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of principal executive offices) (Zip Code)

(831) 724-1011
Registrant’s telephone number, including area code

Item 12. Preliminary Results for First Quarter 2004

     On April 29, 2004 Granite Construction Incorporated (NYSE:GVA) announced that it anticipates a net loss for the first quarter ended March 31, 2004 of between $8.5 million and $9.5 million or $0.21 and $0.24 per share on a diluted basis, which will include a gain on the sale of certain assets related to our ready-mix concrete business in the quarter of approximately $10.0 million pre-tax. These estimated results reflect higher than anticipated estimated costs on a number of large, complex contracts located throughout the United States operating under the Company’s Heavy Construction Division (“HCD”). The Company will report its complete results for the first quarter of 2004 on May 5, 2004.

     Increased costs in the quarter reflect the impact of project write-downs totaling approximately $19.0 million. These forecast adjustments are attributable to unanticipated changes in project conditions occurring in the quarter resulting in changes to the estimates of the cost to complete the projects. These changes to the estimates were primarily due to the recognition of costs associated with added scope changes, extended overhead due to owner and weather delays, design problems on Design/Build projects, subcontractor performance issues and higher estimated liquidated damages on two projects.

     Granite currently has 36 HCD projects larger than $15.0 million in size under construction. In the first quarter of 2004, as a result of the factors discussed above, there were eight projects in which the margins deteriorated from $500,000 up to $4.0 million. The total margin deterioration on these eight projects was approximately $18.0 million. Of these eight projects, two projects are in New York and three are in the Southeast Region.

     The Company also stated that absent the losses from HCD, the performance of the remaining operating units were on balance and in line with the Company’s expectations. Specifically, the Branch Division continues to benefit from strong private sector demand in many of the areas in which it operates.

     Granite executives will discuss the topics on a conference call that will take place at 8:30 a.m. EDT on Friday, April 30, 2004. The dial-in number for the conference call is as follows: (719) 457-2698 (Domestic and International). Replay dial-in numbers are as follows:

     (888) 203-1112 Domestic Replay (access code 364130)

     (719) 457-0820 International Replay (access code 364130).

     A replay of the call will be available through midnight Tuesday, May 4, 2004. Additionally, the conference call will be available on a live Webcast and can be accessed at graniteconstruction.com.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is attached hereto and furnished herewith:

Exhibit
Number
20.1	Press Release of Registrant, dated April 29, 2004, Preliminary Results for First Quarter 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED
Date: April 29, 2004	By:	/s/ William E. Barton
William E. Barton
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Document
20.1	Press Release of Registrant, dated April 29, 2004, Preliminary Results for First Quarter 2004

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